As filed with the U.S. Securities and Exchange Commission on April 6, 2022

Registration No. 333-259735

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

ON

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NUVVE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	86-1617000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2488 Historic Decatur Road

San Diego, California 92106
(619) 456-5161

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory Poilasne

Chairman and Chief Executive Officer

Nuvve Holding Corp.
2488 Historic Decatur Road

San Diego, California 92106
(619) 456-5161
(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David Alan Miller, Esq.

Eric T. Schwartz, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(212) 818-8881 – Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 23, 2021, the registrant filed a Registration Statement on Form S-1 (Registration No. 333- 259735) (the “Prior Registration Statement”), which was subsequently declared effective by the Securities and Exchange Commission on October 1, 2021.

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Prior Registration Statement is being filed pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended, to convert the Form S-1 into a registration statement on Form S-3 and update the Prior Registration Statement to include the audited consolidated financial statements and the notes thereto included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022 and certain other information in such Prior Registration Statement.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of such Prior Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 6, 2022

Preliminary PROSPECTUS

NUVVE HOLDING CORP.

8,891,511 SHARES OF COMMON STOCK (For Resale)

272,500 WARRANTS (For Resale)

3,011,250 SHARES OF COMMON STOCK (For Issuance)

This prospectus relates to the offer and sale from time to time by the Selling Securityholders identified in this prospectus (the “Selling Securityholders”) of (A) up to 8,755,261 shares of our common stock issued in connection with the business combination (the “Business Combination”) between us, Newborn Acquisition Corp. (“Newborn”) and Nuvve Corporation (“Nuvve OpCo”), (B) up to 272,500 pre-merger warrants sold by Newborn in a private placement concurrently with its initial public offering, which were assumed by us in the Business Combination (the “private warrants”), and (C) up to 136,250 shares of our common stock issuable upon exercise of the 272,500 private warrants. This prospectus also relates to the offer and sale by us of 2,875,000 shares of our common stock issuable upon exercise of the 5,750,000 pre-merger warrants sold by Newborn in its initial public offering, which were assumed by us in the Business Combination (the “public warrants”), and, solely to the extent the private warrants are publicly sold prior their exercise, the offer and sale by us of 136,250 shares of our common stock upon exercise of the 272,500 private warrants.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under a registration rights agreement between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of common stock or private warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of common stock or private warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of common stock and private warrants in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of the shares of common stock or private warrants by the Selling Securityholders pursuant to this prospectus. However, we may receive up to approximately $34.6 million to the extent the private warrants and public warrants are exercised in full on a cash basis.

Our common stock and the pre-merger warrants, including the private warrants and the public warrants, are listed for trading on the Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “NVVE” and “NVVEW,” respectively. On April 5, 2022, the closing price of our common stock was $7.96 and the closing price of our pre-merger warrants was $0.85.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any pre-merger warrants. We will not receive any proceeds from the sale of shares of common stock underlying the pre-merger warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the pre-merger warrants for cash.

This prospectus provides you with a general description of the securities we or the Selling Securityholders may offer. You should read this prospectus together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We and the Selling Securityholders have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us or the Selling Securityholders. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless the context indicates otherwise, in this prospectus:

●	“Business Combination” refers to the business combination between Newborn, Nuvve OpCo and Nuvve Holdco as described below;

●	“Newborn” refers to Newborn Acquisition Corp., a Cayman Islands company, which is Nuvve Holding Corp.’s predecessor;

●	“Nuvve” and the “Company” and “we,” “us,” “our,” and similar terms refer to Nuvve OpCo and its subsidiaries, for periods prior to the Business Combination, and to Nuvve Holding Corp. and its subsidiaries, including Nuvve OpCo, for periods after the Business Combination;

●	“Nuvve OpCo” refers to Nuvve Corporation, a Delaware corporation acquired by us in the Business Combination;

●	“Nuvve HoldCo” refers to Nuvve Holding Corp., a Delaware corporation, and its consolidated subsidiaries, including Nuvve Corporation after the Business Combination described below; and

●	“pre-merger warrants” refers to the warrants issued pursuant to the warrant agreement, dated as of February 13, 2010 and amended as of March 19, 2021, between us and Continental Stock Transfer & Trust Company, as warrant agent (“Warrant Agreement”), which were assumed by us in the Business Combination.

On March 19, 2021 (the “Closing Date”), Nuvve HoldCo consummated the business combination (the “Business Combination”) contemplated by that certain merger agreement, dated as of November 11, 2020 and amended as of February 20, 2021 (the “Merger Agreement”), by and among Newborn, Nuvve OpCo, Nuvve HoldCo, Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Nuvve HoldCo (“Merger Sub”), and Ted Smith, as the representative of the Nuvve stockholders. Pursuant to the Merger Agreement, the Business Combination was effected through (i) the reincorporation of Newborn by the merger of Newborn with and into Nuvve HoldCo, with Nuvve HoldCo surviving as the publicly traded entity (the “Reincorporation Merger”), and (ii) immediately after the Reincorporation Merger, the merger of Merger Sub with and into Nuvve OpCo, with Nuvve OpCo surviving as the wholly-owned subsidiary of Nuvve HoldCo (the “Acquisition Merger”). On the Closing Date, and in connection with the closing of the Business Combination, Nuvve HoldCo changed its name to “Nuvve Holding Corp.”

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of Nuvve and other statements about the period following the consummation of the Business Combination. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

The section in this prospectus titled “Risk Factors,” including the information incorporated by reference therein, and the other cautionary language discussed in this prospectus provide examples of risks and uncertainties that may cause actual developments to differ materially from those expressed or implied by the forward-looking statements, including those relating to:

●	our early stage of development, our history of net losses, and our expectation for losses to continue in the future;

●	our ability to manage growth effectively;

●	our reliance on charging station manufacturing and other partners;

●	existing and future competition in the EV charging market;

●	pandemics and health crises, including the COVID-19 pandemic;

●	our ability to increase sales of our products and services, especially to fleet operators;

●	the adoption of bi-directional Vehicle-to-Grid technology;

●	the rate of electrification of U.S. school bus fleets, and other fleet vehicles;

●	our participation in the energy markets;

●	the interconnection of our GIVeTM platform to the electrical grid;

●	the rate of adoption of Transportation-as-a-Service;

●	significant payments under the intellectual property acquisition agreement pursuant which the University of Delaware assigned to us certain of its key patents underlying the V2G technology;

●	our international operations, including related tax, compliance, market and other risks;

●	our ability to attract and retain key employees and hire qualified management, technical and vehicle engineering personnel;

●	inexperience of our management in operating a public company;

●	acquisitions by us of other businesses;

●	the rate of adoption of EVs;

●	the rate of technological change in the industry;

●	our ability to protect our intellectual property rights;

●	our investment in research and development;

●	our ability to expand sales and marketing capabilities;

●	our ability to raise additional funds when needed;

●	our ability to achieve the anticipated benefits of our Levo joint venture;

●	the existence of identified material weaknesses in our internal control over financial reporting;

●	electric utility statutes and regulations and changes to such statutes or regulations;

●	volatility in the trading price of our securities; and

●	our status as an “emerging growth company” within the meaning of the Securities Act.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Nuvve prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning any matters addressed in this prospectus and attributable to Nuvve or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, Nuvve undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus and the documents incorporated herein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein.

Overview

Nuvve is leading the electrification of the planet, beginning with transportation. Founded on the need to store and optimize renewable energy sources, we believe that electrification will unlock the benefits of clean energy and the profound impact it will have on our society and the planet.

Nuvve has introduced a new model for electrification through our intelligent energy platform. Nuvve offers deep expertise and technical solutions that make electric vehicles more sophisticated, efficient, and cost-effective. Combining the world’s most advanced vehicle-to-grid (“V2G”) technology and our ecosystem of partners, Nuvve dynamically manages power among electric vehicle (“EV”) batteries and the grid. Together, these networked batteries serve as expanded capacity to supplement shifting energy needs and contribute to a more resilient grid. When the world’s batteries are intelligently connected, everyone has an opportunity to share in the benefits of an electrified world. Nuvve is delivering new value to owners, accelerating the adoption of EVs and the world’s transition to clean energy.

Since its founding in 2010, Nuvve has been responsible for successful V2G projects on five continents and is deploying commercial services worldwide.

Technology

The Nuvve platform dynamically manages power to and from EVs and the grid at scale. Our intelligent V2G technology allows owners to efficiently meet the energy demands of individual vehicles and entire fleets. With Nuvve, the grid becomes more resilient through the benefits of greater networked battery capacity.

Nuvve’s Grid Integrated Vehicle (“GIVe”) software platform enables it to aggregate multiple EV batteries into a virtual power plant (“VPP”) to provide bidirectional services to the electrical grid in a qualified and secure manner. VPPs can generate revenue by selling excess power to utility companies, utilizing the stored power to perform grid services, or reduce building energy peak consumption. Nuvve is capable of providing many levels of vehicle-grid integration (“VGI”) and V2G services such as time of use optimization (“TOU”), demand response, demand charge management and wholesale energy market participation, thereby providing revenues from grid services as well as utility bill savings behind the meter.

Market Opportunity and the Nuvve Solution

The EV industry has grown rapidly since Nuvve was founded in 2010. According to the Bloomberg New Energy Finance (BNEF) Vehicle-to-Grid: Big Opportunities, Big Challenges (March 2021), by 2040, there will be 500 million EVs on the road by 2040. In addition, countries around the world are expected to become increasingly focused on meeting climate goals, in part, by reducing the environmental effects of internal combustion engine vehicles, which account for approximately 45% of global carbon dioxide (“CO2”) emissions (source: ourworldindata.org).

As EV adoption grows, the associated charging infrastructure needed to support EVs has also seen a growth trend over the last few years. According to an April 2021 report from Schroders, the number of public charging points has grown from just over 600,000 at the end of 2018 to reach over 1.3 million by the end of 2020. The same report projects the annual run-rate of investment in charging points will be $80 billion over the next 20 years.

Additional factors propelling this shift to electrification include proposed fossil fuel bans or restrictions, transit electrification mandates, utility incentive programs and declining battery costs.

However, as EV adoption grows, demand for electricity as a transportation fuel may lead to congestion and overloading on transmission and local distribution grids. A significant investment is predicted to be needed to upgrade the electric grid to support this influx.

Simultaneously, higher penetration of renewable energy sources (such as solar and wind generation) inherently increases grid volatility. Nuvve believes that this combination of factors further drives the need for intelligent VGI and V2G capabilities to effectively regulate grid voltage and frequency on a real time basis and address other common challenges such as massive morning and afternoon grid ramping.

With V2G services capturing available grid value streams such as frequency regulation, adaptive power, smart charging, smart charging/discharging, and peak-shaving services as part of the solution, the EV fleet owner/operator can symbiotically assist in improving and assuring grid stabilization while earning revenues. These revenues can be shared with the ratepayer to save in transportation energy costs and thereby effectively lower the cost of EV ownership. V2G services can also help mitigate intermittency issues associated with renewables by (1) continuously injecting or absorbing energy to and from the grid every few seconds to help to regulate frequency; and (2) be orderly and intelligently dispatched over a larger time period to mitigate the enormous needs for capacity ramping. Perhaps most importantly, EVs represent one of the most appropriate solutions to act as dispatchable distributed energy resources during renewable-rich mid-day periods by absorbing excess energy which might otherwise be curtailed or create transmission network congestion problems.

Background of the Offering

Newborn Transactions

Newborn was incorporated as a blank check company, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar initial business combination with one or more businesses or entities. In connection with its organization, Newborn sold 1,150,000 ordinary shares to its initial shareholders for an aggregate of $25,000. Newborn subsequently declared a share dividend of 0.25 shares for each outstanding share, resulting in 1,437,500 shares being outstanding.

In February 2020, Newborn consummated its initial public offering of 5,750,000 units, which included the full exercise of the over-allotment option of 750,000 units. Each unit consisted of one ordinary share, one warrant entitling its holder to purchase one-half of one ordinary share at a price of $11.50 per whole share (we refer to these warrants as the “public warrants” in this prospectus), and one right to receive 1/10 of one ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000.

Simultaneously with the closing of the initial public offering, Newborn consummated the sale of 272,500 units (the “private units”) at a price of $10.00 per unit in a private placement to its sponsor, generating total proceeds of $2,725,000. The private units were identical to the units sold in Newborn’s initial public offering except that the warrants included in the private units were non-redeemable and could be exercised on a cashless basis, in each case so long as they continued to be held by its sponsor or its permitted transferees (we refer to these warrants, as assumed by us in the Business Combination, as the “private warrants”).

Business Combination

On the Closing Date, March 19, 2021, we consummated the Business Combination with Newborn and Nuvve OpCo pursuant to the Merger Agreement. The Business Combination was effected in two steps: (i) Newborn reincorporated to the State of Delaware by merging with and into Nuvve HoldCo, with Nuvve HoldCo surviving as the publicly traded entity (we refer to this merger as the “Reincorporation Merger”), and (ii) immediately after the Reincorporation Merger, Merger Sub merged with and into Nuvve OpCo, with Nuvve OpCo surviving as a wholly-owned subsidiary of Nuvve HoldCo (we refer to this merger as the “Acquisition Merger”).

Immediately prior to the effectiveness of the Reincorporation Merger and the Acquisition Merger, we filed our amended and restated certificate of incorporation with the Delaware Secretary of State, pursuant to which, among other things, we changed our name to “Nuvve Holding Corp.” and adopted certain other changes that the our board of directors deemed appropriate for an operating public company.

In connection with entering into the Merger Agreement, Newborn had entered into the Subscription Agreements with the PIPE Investors. In addition, Nuvve OpCo had entered into a bridge loan agreement with an accredited investor, pursuant to which, on November 17, 2020, the investor had purchased a $4,000,000 convertible debenture from Nuvve OpCo (the “Bridge Loan”). On the Closing Date, immediately prior to the closing of the Business Combination, the PIPE Investors purchased 1,425,000 ordinary shares of Newborn, at a purchase price of $10.00 per share, for an aggregate purchase price of $14,250,000, pursuant to the Subscription Agreements, which we refer to as the PIPE. The PIPE Investors also received PIPE warrants to purchase 1,353,750 ordinary shares of Newborn (the “PIPE warrants”). Also on the Closing Date, immediately prior to the closing of the Business Combination, the Bridge Loan automatically converted into shares of Nuvve OpCo common stock.

Upon the closing of the Reincorporation Merger, each of Newborn’s outstanding units was automatically separated into its constituent securities and each of Newborn’s outstanding ordinary shares (including the ordinary shares of Newborn warrants purchased by the PIPE Investors) was converted into a share of our common stock, each of Newborn’s outstanding warrants was assumed by us (including the public warrants, the private warrants and the PIPE warrants), and each of Newborn’s rights was converted automatically into one-tenth of one share of our common stock in accordance with its terms.

As a result of the Reincorporation Merger, the 1,437,500 ordinary shares of Newborn issued to Newborn’s initial shareholders were converted into 1,437,500 shares of our common stock (the “founders’ shares”), the 272,500 ordinary shares of Newborn included in the private units sold to Newborn’s sponsor were converted into 272,500 shares of our common stock (the “sponsor’s shares”) and the 272,500 rights of Newborn included in the private units sold to Newborn’s sponsor were converted into 27,250 shares of our common stock (the “sponsor’s rights shares”).

Upon the closing of the Acquisition Merger, each share of common stock of Nuvve OpCo outstanding immediately prior to the effective time of the Acquisition Merger (including the shares issued upon conversion of Nuvve OpCo’s preferred stock and upon conversion of the Bridge Loan as described above) automatically was converted into approximately 0.21240305 shares (the “Closing Exchange Ratio”) of our common stock, for an aggregate of 9,122,996 shares. Each outstanding option to purchase common stock of Nuvve OpCo (“Nuvve OpCo Options”) was assumed by us and converted into an option to purchase a number of shares of our common stock equal to the number of shares of common stock of Nuvve OpCo subject to such option immediately prior to the effective time multiplied by the Closing Exchange Ratio, for an aggregate of approximately 1,303,610 shares, at an exercise price equal to the exercise price immediately prior to the effective time divided by the Closing Exchange Ratio. Pursuant to a purchase and option agreement, dated as of November 11, 2020 (the “Purchase and Option Agreement”), between us and one of the Selling Stockholders, EDF Renewables, Inc. (“EDF Renewables”), we repurchased 600,000 shares of our common stock from EDF Renewables at a price of $10.00 per share. In addition, on the Closing Date, EDF Renewables exercised its option to sell an additional $2,000,000 of shares of our common stock back to us at a price per share of $14.87 (the average closing price over the five preceding trading days), or an aggregate of 134,499 shares, which was consummated on April 26, 2021. Pursuant to a letter agreement dated April 23, 2021, Nuvve’s Chief Executive Officer and Chief Operating Officer have committed to repurchase such shares from us at the same price we paid for them (or $14.87 per share). Such repurchase will take place by April 23, 2022.

As a result of the Acquisition Merger (and after giving effect to the repurchases pursuant to the Purchase and Option Agreement), the shares of outstanding capital stock of Nuvve OpCo held by certain of the former Nuvve OpCo stockholders who are Selling Securityholders were converted into 7,018,011 shares of our common stock (the “merger shares”).

The rights of holders of our common stock and pre-merger warrants are governed by our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”), the Warrant Agreement, and the Delaware General Corporation Law (the “DGCL”).

Corporate Information

Nuvve HoldCo was incorporated in Delaware on November 10, 2020 under the name “NB Merger Corp.” We were formed as a wholly-owned subsidiary of Newborn for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Nuvve following the Business Combination. In connection with the Business Combination, we changed our name to “Nuvve Holding Corp.”

Nuvve OpCo was incorporated in Delaware law on October 15, 2010 under the name “Nuvve Corporation.” As part of the Business Combination, Nuvve OpCo merged with Merger Sub, with Nuvve OpCo surviving as our wholly owned subsidiary.

Newborn was incorporated in the Cayman Islands on April 12, 2019 under the name “Newborn Acquisition Corp.” Newborn was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. As part of the Business Combination, Newborn reincorporated to Delaware by merging with and into Nuvve HoldCo, with Nuvve HoldCo surviving the merger.

Our principal executive offices are located at 2488 Historic Decatur Road, San Diego, California 92106. Our telephone number is (619) 456-5161. Our website address is www.nuvve.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	Nuvve Holding Corp.

Resale of Shares and Warrants

Shares of Common Stock Offered by the Selling Securityholders	Up to (i) 8,755,261 shares issued in connection with the Business Combination, consisting of 1,437,500 founders’ shares, 272,500 sponsor’s shares, 27,250 sponsor’s rights shares and 7,018,011 merger shares, and (ii) 136,250 shares issuable upon exercise of the private warrants.

Warrants Offered by the Selling Securityholders	Up to 272,500 private warrants.

Exercise Price of Pre-Merger Warrants	Each pre-merger warrant, including the public warrants and the private warrants, is exercisable for 1/2 of one share of our common stock at an exercise price of $11.50 per full share, subject to adjustment.

Expiration Date of Pre-Merger Warrants	The pre-merger warrants expire five years after the consummation of the Business Combination, or March 19, 2026.

Redemption of Pre-Merger Warrants

We may redeem the outstanding pre-merger warrants (excluding the private warrants sold to NeoGenesis Holding Co. Ltd., Newborn’s sponsor, in connection with the consummation of Newborn’s initial public offering), in whole and not in part, at a price of $0.01 per warrant:

●   at any time while the pre-merger warrants are exercisable,

●   upon a minimum of 30 days’ prior written notice of redemption,

●   if, and only if, the last sales price of our common stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption, and

●   if, and only if, there is a current registration statement in effect with respect to our common stock underlying the pre-merger warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each pre-merger warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per whole share after the redemption notice is issued and not limit our ability to complete the redemption.

If we call the pre-merger warrants for redemption as described above, our management will have the option to require all pre-merger warrant holders that wish to exercise their warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole warrant for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether we will exercise our option to require all warrant holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock or private warrants by the Selling Securityholders.

Initial Issuance of Shares

Shares of Common Stock Offered by Us	Up to (i) 2,875,000 shares issuable upon exercise of the public warrants, and (ii) solely to the extent the private warrants are publicly sold prior their exercise, 136,250 shares upon exercise of the private warrants.

Shares of Common Stock Outstanding Prior to Offering

18,862,305 shares (as of March 31, 2022).

The number of shares of common stock outstanding excludes the following: (i) 4,365,000 shares issuable upon exercise of outstanding existing pre-merger warrants, (ii) 6,000,000 shares issuable upon exercise of the warrants issued in connection with the formation of the Levo joint venture (the "Levo warrants"), (iii) 347,875 shares and 316,250 existing pre-merger warrants issuable upon exercise of the unit purchase option granted to the underwriter of Newborn’s initial public offering, (iv) 3,064,538 shares issuable upon exercise of our outstanding stock options, and (v) 353,817 shares issuable pursuant to our outstanding restricted stock units. We are also party to the stock purchase agreement executed by us in connection with the formation of the Levo joint venture (the "Levo SPA"), pursuant to which Stonepeak and Evolve have an option to purchase up to an aggregate of $250 million in shares of our common stock at a purchase price of $50.00 per share. Furthermore, 1,333,558 shares of common stock are available for future issuance under our 2020 Equity Incentive Plan (the “2020 Plan”).

Shares of Common Stock Outstanding Assuming Exercise of All Public Warrants and Private Warrants	21,873,555 shares (based on total shares outstanding as of March 31, 2022).

Use of Proceeds	We may receive of up to $34.6 million to the extent the public warrants and private warrants are exercised in full on a cash basis. We expect to use the net proceeds from such exercises for general corporate purposes. See “Use of Proceeds.”

Market for Common Stock and Warrants	Our common stock and pre-merger warrants are currently traded on the Nasdaq Capital Market under the symbols “NVVE” and “NVVEW,” respectively.

Risk Factors	See the section titled “Risk Factors” and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

An investment in our securities involves significant risks. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth below and those set forth in or incorporated by reference into this prospectus, including those set forth in our most recent annual report on Form 10-K and those set forth in our quarterly reports on Form 10-Q for the fiscal quarters ending after the end of the fiscal year covered by such annual report. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our common stock and other securities and the loss of all or part of your investment.

Risks Related to this Offering

Sales of a substantial number of our securities in the public market could cause the price of our securities to fall.

We have 18,861,130 outstanding shares of common stock and 8,730,000 outstanding pre-merger warrants, a substantial number of which are eligible for resale in the public market. Although the shares of common stock issued in the Business Combination and the shares of common stock and pre-merger warrants held by the Newborn insiders had been subject to lock-up restrictions, the last of these restrictions lapsed as of March 19, 2022 and a substantial number of additional shares of common stock and pre-merger warrants became eligible for resale in the public market.

In addition, there are (i) 4,365,000 shares issuable upon exercise of the pre-merger warrants, which have an exercise price of $11.50 per whole share, are currently exercisable and expire in March 2026, (ii) 347,875 shares and 316,250 pre-merger warrants issuable upon exercise of the unit purchase option granted to the underwriter of Newborn’s initial public offering, which have an exercise price of $11.50 per unit of 1 1/10 shares and one pre-merger warrant, are currently exercisable and expire on February 13, 2023, and 158,125 shares issuable upon exercise of such pre-merger warrants, (iii) 6,000,000 shares issuable upon exercise the Levo warrants, which warrants have exercise prices ranging from $10.00 per share to $40.00 per share and expire on May 17, 2031, (iv) 5,000,000 shares issuable upon exercise of the option embodied in the Levo SPA, which option has a purchase price of $50.00 per share and expires on November 17, 2028, (v) 3,064,538 shares issuable upon exercise of our outstanding stock options, which have a weighted average exercise price of approximately $8.76 per share and an average remaining life of approximately 7.88 years, and 353,817 shares issuable upon settlement of outstanding restricted stock units; and (vi) 1,333,558 shares authorized and available for future issuance under the 2020 Plan. To the extent such warrants or options are exercised, the earn-out shares are earned, or we grant additional stock options or other stock-based awards under the 2020 Plan, additional shares of common stock may be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market.

Sales of a substantial number of shares of common stock or pre-merger warrants in the public market or the perception that these sales might occur could depress the market price of the common stock and/or pre-merger warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of its common stock and pre-merger warrants.

Nuvve has never paid cash dividends on its capital stock, and we do not anticipate paying dividends in the foreseeable future.

Nuvve has never paid cash dividends on any of its capital stock and we currently intend to retain any future earnings to fund the growth of its business. Any determination to pay dividends in the future will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

There is no guarantee that our warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the pre-merger warrants is $11.50 per whole share, and the exercise prices for the Levo warrants range from $10.00 per share to $40.00 per share. There is no guarantee that our warrants will be in the money prior to their expiration, and as such, our warrants may expire worthless.

The trading price of our securities is likely to be volatile, and you may not be able to sell our securities at or above the price you paid.

We expect the trading price of our common stock and pre-merger warrants to be volatile and such securities could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

●	actual or anticipated fluctuations in operating results;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts or changed recommendations for our stock or the transportation industry in general;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our focus on long-term goals over short-term results;

●	the timing and magnitude of our investments in the growth of it business;

●	actual or anticipated changes in laws and regulations affecting our business;

●	additions or departures of key management or other personnel;

●	disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	sales of substantial amounts of the common stock by executive officers, directors or significant stockholders or the perception that such sales could occur;

●	changes in our capital structure, including future issuances of securities or the incurrence of debt;

●	the impact of the COVID-19 pandemic and the response of governments and businesses to the pandemic; and

●	general economic, political and market conditions.

In addition, the stock market in general, and Nasdaq in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our securities, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of its management’s attention and resources.

If securities or industry analysts issue an adverse opinion regarding our common stock or do not publish research or reports about us, the price and trading volume of our securities could decline.

The trading market for our common stock and pre-merger warrants depends in part on the research and reports that equity research analysts publish about the company and its business. We do not control these analysts or the content and opinions included in their reports. Securities analysts may elect not to provide research coverage of our company and such lack of research coverage may adversely affect the market price of its common stock and pre-merger warrants. The price of our common stock and pre-merger warrants could also decline if one or more equity research analysts downgrade their recommendations with respect to our common stock and pre-merger warrants, change their price targets, issue other unfavorable commentary or cease publishing reports about us. If one or more equity research analysts cease coverage of Nuvve, we could lose visibility in the market, which in turn could cause the price of our securities to decline.

USE OF PROCEEDS

All of the shares of common stock and private warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from the sale of shares of common stock or private warrants by the Selling Securityholders.

We may receive of up to $34.6 to the extent the public warrants and private warrants are exercised in full on a cash basis. We expect to use the net proceeds from such exercises for general corporate purposes. We will have broad discretion over the use of proceeds from such exercises. There is no assurance that the holders of the public warrants or the private warrants will elect to exercise any or all of such warrants for cash. To the extent that the public warrants or private warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease.

SELLING SECURITYHOLDERS

The securities being offered by the Selling Securityholders are (i) 8,755,261 shares of our common stock issued in connection with the Business Combination, (ii) 272,500 private warrants issued by Newborn in a private placement concurrently with its initial public offering, which were assumed by us in the business combination, and (iii) 136,500 shares of our common stock issuable upon exercise of the 272,500 private warrants. For additional information regarding the issuances of the shares and private warrants, see “Prospectus Summary—Background of the Offering” above. We are registering the shares and private warrants in order to permit the Selling Securityholders to offer the shares and private warrants for resale from time to time.

Other than as described in the footnotes to the table below, except for the ownership of the shares and private warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership of shares of our common stock and private warrants by each of the Selling Stockholders. The first column lists the name of the Selling Securityholder. The second and third columns list the number of shares of common stock (including shares issuable under the private warrants) and private warrants beneficially owned by each Selling Stockholder as of September 10, 2021.

The fourth and fifth columns list the shares of our common stock and private warrants being offered by this prospectus by the Selling Stockholders. In accordance with the terms of the registration rights agreement between us and the Selling Securityholders, this prospectus covers the resale of all of the shares of common stock and private warrants issued or issuable to the Selling Stockholders in connection with the Merger Agreement, including the shares issuable upon exercise of the private warrants.

The sixth through ninth columns list the number of shares of common stock and private warrants beneficially owned by each Selling Stockholder after the completion of the offering, assuming the exercise of the private warrants held by them and the sale of all of the shares of common stock offered hereby. The Selling Stockholders may sell all, some or none of their shares and private warrants in this offering. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned Prior to this	Warrants Beneficially Owned Prior to this	Number of Shares of Common Stock Being	Number of Warrants Being	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold(2)		Warrants Beneficially Owned After the Offered Warrants are Sold
Selling Securityholders	Offering	Offering	Offered	Offered	Number	Percentage	Number	Percentage
NeoGenesis Holding Co., Ltd.(2)	1,708,812	272,500	1,708,812	272,500	—	—	—	—
University of Delaware(3)	1,674,326	—	1,674,326	—	—	—	—	—
Toyota Tsusho Corporation(4)	1,466,719	—	1,466,719	—	—	—	—	—
Gregory Poilasne(5)	1,476,282	—	1,210,623	—	265,659	1.4%	—	—
EDF Renewables Inc.(6)	1,025,563	—	1,025,563	—	—	—	—	—
Willett Kempton(7)	828,601	—	828,601	—	—	—	—	—
Nish Mehta(8)	726,487	—	726,487	—	—	—	—	—
Ted Smith(9)	406,628	—	85,692	—	320,936	1.7%	—	—
Deyin Chen(10)	100,000	—	100,000	—	—	—	—	—
H. David Sherman(11)	51,206	—	43,125	—	8,081	*	—	—
Jianjun Nie(12)	14,375	—	14,375	—	—	—	—	—
Li Wan(13)	7,188	—	7,188	—	—	—	—	—

*	Less than 1%.

(1)	The percentage of beneficial ownership is calculated based on 18,862,305 shares of our common stock outstanding as of September 10, 2021. The number of shares of common stock outstanding does not include 4,000,000 shares held in an earn-out escrow, which are subject to cancellation unless earned pursuant to the terms of the Merger Agreement.

(2)	The beneficial ownership of NeoGenesis Holding Co., Ltd. consists of 1,272,812 founders’ shares, 272,500 sponsor’s shares and 27,250 sponsor’s rights shares, 272,500 private warrants and 136,250 shares issuable upon exercise of the private warrants. NeoGenesis Holding Co., Ltd. was the sponsor and a founder of Newborn, our predecessor. Wenhui Xiong owns and controls NeoGenesis Holding Co., Ltd. Mr. Xiong was the Chairman and Chief Executive Officer of Newborn from its inception until the completion of the Business Combination.

(3)	The beneficial ownership of The University of Delaware consists of 1,674,326 merger shares. The University of Delaware is party to an IP acquisition agreement and a research agreement with Nuvve.

(4)	The beneficial ownership of TTC consists of 1,466,719 merger shares. TTC is part to a foundation agreement, a system development and license agreement and an agreement for the reimbursement of certain fees with Nuvve.

(5)	The beneficial ownership of Mr. Poilasne consists of 1,210,623 merger shares, 43,796 shares of restricted stock issued to Mr. Poilasne under the 2020 Plan, and 221,863 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2022. Mr. Poilasne is our Chairman and Chief Executive Officer. In addition, from time to time prior to the Business Combination, Mr. Poilasne advanced expenses to Nuvve.

(6)	The beneficial ownership of EDF Renewables consists of 1,025,563 merger shares. An affiliate of EDF Renewables is party to the Dreev joint venture with Nuvve.

(7)	The beneficial ownership of Mr. Kempton consists of 828,601 merger shares.

(8)	The beneficial ownership of Mr. Mehta consists of 420,217 merger shares held by Hattrick Ice, Inc. and 306,270 merger shares held by Mr. Mehta directly.

(9)	The beneficial ownership of Mr. Smith consists of 85,692 merger shares, 25,547 shares of restricted stock issued to Mr. Smith under the 2020 Plan, and 295,389 shares of common stock issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2022. Mr. Smith is our President and Chief Operating Officer.

(10)	The beneficial ownership of Mr. Chen consists of 100,000 founders’ shares. Mr. Chen was a consultant to Newborn until the completion of the Business Combination.

(11)	The beneficial ownership of Mr. Sherman consists of 43,125 founders’ shares and 8,081 shares of common stock issuable upon the settlement of restricted stock units that will vest within 60 days of March 31, 2022. Mr. Sherman is a member of our board of directors.

(12)	The beneficial ownership of Mr. Nie consists of 14,375 founders’ shares. Mr. Nie was Newborn’s Chief Financial Officer and a member of its board of directors from June 2019 until the completion of the Business Combination.

(13)	The beneficial ownership of Ms. Wan consists of 7,188 founders’ shares. Ms. Wan was a member of Newborn’s board of directors from June 2019 until the completion of the Business Combination.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Securityholders of up to (i) 8,755,261 shares of our common stock issued in connection with the Business Combination, (ii) 272,500 private warrants issued by Newborn in a private placement concurrently with its initial public offering, which were assumed by us in the business combination, and (iii) 136,500 shares of our common stock issuable upon exercise of the 272,500 private warrants. We also are offering up to 2,875,000 shares of our common stock issuable upon exercise of our 5,750,000 public warrants and, solely to the extent the private warrants are publicly sold prior their exercise, up to 136,250 shares of our common stock upon exercise of the 272,500 private warrants.

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares of common stock or private warrants may be listed or quoted at the time of sale;

●	in transactions other than on such exchanges or services or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker dealer solicits subscribers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the Registration Statement of which this prospectus forms a part effective until the earliest to occur of the following: (A) the date on which all securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated herein and (B) the date on which there are no longer any securities outstanding.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to shares and private warrants for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares and private warrants by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

A holder of public warrants or private warrants may exercise its warrants by delivering to us (i) the warrants being exercised, (ii) the form of election to exercise provided therein duly filled in and signed, and (iii) if the holder does not elect to, or is not permitted to, have the exercise of the warrants completed on a cashless basis, payment in full, by wire transfer of immediately available funds to a bank account or accounts to be designated by us, of the exercise price for each whole share as to which the warrants are exercised. The warrants may be exercised, at the election of the holder, either in full or from time to time in part, until 5:00 p.m., New York City time, on March 19, 2026.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Graubard Miller, New York, New York.

EXPERTS

The consolidated financial statements of Nuvve Holding Corp. incorporated in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 on Form S-3 by reference from Nuvve Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the Registration Statement and prior to effectiveness of the Registration Statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of the Registration Statement and prior to the sale of all of the shares offered hereby:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 31, 2022);

●	our Current Report on Form 8-K filed on January 14, 2022; and

●	the description of our common stock on Form 8-K12B, effective March 25, 2021, registering our common stock pursuant to Section 12(b) of the Exchange Act pursuant to Rule 12g-3 thereunder, including any amendment(s) or report(s) filed for the purpose of updating such description, including the description of securities filed as an exhibit to our most recent Annual Report on Form 10-K.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Nuvve Holding Corp., 2488 Historic Decatur Road, San Diego, California 92106, telephone number (212) 949-4319.

8,891,511 SHARES OF COMMON STOCK (For Resale)

272,500 WARRANTS (For Resale)

3,011,250 SHARES OF COMMON STOCK (For Issuance)

PROSPECTUS

                 , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$15,088
Accounting fees and expenses	$8,000
Legal fees and expenses	$20,000
Miscellaneous	$5,000
Total	$48,088

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law, including the DGCL, against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors.

Item 16. Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-5.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of April, 2022.

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Name:	Gregory Poilasne
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory Poilasne and David Robson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ Gregory Poilasne	Chairman and Chief Executive Officer	April 6, 2022
	Gregory Poilasne	(Principal Executive Officer)

By:	*	President, Chief Operating Officer, and Director	April 6, 2022
Ted Smith

By:	/s/ David G. Robson	Chief Financial Officer (Principal Financial Officer)	April 6, 2022
David G. Robson

By:	*	Director	April 6, 2022
Richard A. Ashby

By:	*	Director	April 6, 2022
Angela Strand

By:	*	Director	April 6, 2022
Kenji Yodose

By:	*	Director	April 6, 2022
H. David Sherman

By:	*	Director	April 6, 2022
Jon M. Montgomery

By:	/s/ Rashida La Lande	Director	April 6, 2022
Rashida La Lande

*By:	/s/ Gregory Poilasne
Gregory Poilasne, as attorny-in-fact

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement dated November 11, 2020 (incorporated by reference to Annex A to the prospectus filed under Rule 424(b)(3) by the Registrant on February 17, 2021)
2.2	Amendment No. 1 to Merger Agreement dated February 20, 2021 (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by Newborn on February 23, 2020)
4.1	Description of Securities (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K filed by the Registrant on March 31, 2022)
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by the Registrant on February 4, 2021)
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 filed by the Registrant on February 4, 2021)
4.4	Warrant Agreement, dated February 13, 2020, by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed by Newborn on February 20, 2020)
4.5	Amendment No. 1 to Warrant Agreement (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on March 25, 2021)
4.6	Unit Purchase Option, dated February 19, 2020, between the Registrant and Chardan Capital Markets LLC (incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K filed by Newborn on February 20, 2020)
4.7	Amendment No. 1 to Unit Purchase Option (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant on March 25, 2021)
4.8	Form of Series B, C, D, E and F Warrants issued on May 17, 2021 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on May 17, 2021)
5.1	Opinion of Graubard Miller*
23.1	Consent of Moss Adams LLP
23.3	Consent of Graubard Miller (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page of original filing)*

*	Previously filed.